Exhibit 99.2

O-I earnings presentation Full Year and Fourth Quarter 2011

1 Introduction Agenda Business discussion Financial review Business outlook Concluding remarks and Q&A Presenters Regulation G The information included in this presentation regarding adjusted net earnings relates to net earnings attributable to the Company exclusive of items management considers not representative of ongoing operations does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results of ongoing operations. Management uses this non-GAAP information principally for internal reporting, forecasting, budgeting and calculating bonus payments. Further, the information in this presentation regarding free cash flow and underlying free cash flow does not conform to GAAP. Management defines free cash flow as cash provided by continuing operating activities less capital spending from continuing operations (both as determined in accordance with GAAP) and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management defines underlying free cash flow as cash provided by continuing operating activities less capital spending from continuing operations (both as determined in accordance with GAAP), plus the addback of capital spending in China for replacement capacity lost due to the closure and potential sale of certain Chinese facilities. Management expects that the proceeds from the sale of these certain facilities should offset most or all of the replacement capacity capital spending in China and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses this non-GAAP information principally for internal reporting, forecasting and budgeting. Management believes that the non-GAAP presentation allows the board of directors, management, investors and analysts to better understand the Company’s financial performance in relationship to core operating results and the business outlook. Forward Looking Statements This presentation contains "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward looking statements reflect the Company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, specifically the Euro, Brazilian real and Australian dollar, (2) changes in capital availability or cost, including interest rate fluctuations, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to the economic conditions in Europe and Australia, the expropriation of the Company’s operations in Venezuela, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) fluctuations in raw material and labor costs, (6) availability of raw materials, (7) costs and availability of energy, including natural gas prices, (8) transportation costs, (9) the ability of the Company to raise selling prices commensurate with energy and other cost increases, (10) consolidation among competitors and customers, (11) the ability of the Company to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (12) unanticipated expenditures with respect to environmental, safety and health laws, (13) the performance by customers of their obligations under purchase agreements, (14) the Company’s ability to further develop its sales, marketing and product development capabilities, (15) the Company’s ability to resolve its production and supply chain issues in North America, (16) the Company’s success in implementing necessary restructuring plans, and the impact of such restructuring plans on the carrying value of recorded goodwill, (17) the Company’s ability to successfully navigate the structural changes in Australia, (18) the proceeds from the land sales in China do not occur in the time schedule or amount that the Company expects, and (19) the timing and occurrence of events which are beyond the control of the Company, including any expropriation of the Company’s operations, floods and other natural disasters, and events related to asbestos-related claims. It is not possible to foresee or identify all such factors. Any forward looking statements in this document are based on certain assumptions and analyses made by he Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company's results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward looking statements contained in this presentation. Presentation Note Unless otherwise noted, the information presented in this presentation reflects continuing operations only. Al Stroucken Chairman and CEO Ed White SVP and CFO

2011 results
Business discussion

4Q11
- Adjusted EPS was $0.48/sh, $0.45 in 4Q10
- Shipments up >4% YoY
- Strong free cash flow generated

Full Year 2011
- Adjusted EPS was $2.37/sh, $2.60 in 2010
- Shipments up >5% YoY
  - Acquisitions add ~4%, organic growth up >1%
- Inflation exceeded higher price by ~$150M
- Free cash flow of $220M

2012 Business outlook
- Improved operating performance, especially in N. America
- Flat global volumes, and EU uncertainty continues
- Price increases expected to mitigate 2011/2012 inflation
- Underlying FCF ~$250 million (1)

Adjusted net earnings per share (2)



$2.60
$2.37
$0.48
$0.45
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
4Q11
4Q10
FY11
FY10

(1) Management defines underlying free cash flow as cash provided by continuing operating activities less capital spending from continuing operations, plus the addback of capital spending in China for replacement capacity lost due to the closure and potential sale of certain Chinese facilities. Management expects that the proceeds from the sale of these certain facilities should offset most or all of the replacement capacity capital spending in China.

(2) EPS exclusive of items management considers not representative of ongoing operations. A description of all items that management considers not representative of ongoing operations, including discontinued operations, and a reconciliation of the GAAP to non-GAAP earnings and earnings per share can be found in the appendix to this presentation.

2

European segment review Business discussion 4Q11 results (YoY) Shipments up >5% Continued high cost inflation FY11 results (YoY) Favorable sales and production levels Cost inflation significantly exceeded incremental price Business trends 2012 customer agreement update Approximately 3/4 complete with annual negotiations Targeted price increases attained to date Restructuring Actions Spain – 1 furnace closed (Dec 2011) Further capacity adjustments, if needed Volume – uncertainty due to macroeconomy 3 Segment operating profit ($M)

North American segment review
Business discussion

4Q11 results (YoY)

- Shipments up ~5%; beer and wine both up
- Offset by elevated cost inflation

FY11 results (YoY)

- Slightly higher shipments, esp. wine and spirits
- Offset by cost inflation and 2Q mfg/supply chain issues
- Remediation plan progress:
  - Restarted two idled furnaces
  - Restored inventory levels – FYE11 inventory up ~6%
  - Plant process improvements underway
  - Implemented integrated operations structure

Business trends

- Higher FY12 price reflects pass through of FY11 inflation
- Volumes expected to be consistent with FY11
- SAP go-live – February 2012



Segment operating profit
($M)
$300
$250
$200
$150
$100
$50
$0
$48
$53
$236
$275
4Q11
4Q10
FY11
FY10

4

South American segment review Business discussion 4Q11 results (YoY) Shipments flat reflecting strong prior year comparison Non-reoccurrence of new product intro (Peru – 4Q10) Shipments in all other countries up ~25% segment operating profit margin Highest quarterly margin in 2011 FY11 results (YoY) Volumes up ~22% - acquisition and organic growth ~20% segment operating profit margin Business trends Higher price to cover inflation Low to mid single-digit volume growth expected for FY12 New furnace addition in Brazil to be operational in 4Q12 Reduces requirement for imports into Brazil 5 Segment operating profit ($M)

Asia Pacific segment review Business discussion 4Q11 results (YoY) Regional shipments up >2% Segment earnings impacted by country mix with lower shipments in AU and higher shipments in China FY11 results (YoY) Volumes unfavorably impacted by structural decline (AU wine) and by cyclical decline (AU beer) China integration – 2 prior year acquisitions integrated and on-plan; 1 acquisition with integration issues Business trends Market challenges led to goodwill adjustment Australian restructuring continues Volumes stabilizing Second furnace closure in 1Q12 China priorities Finalize integration efforts Sale of certain older plants to fund replacement capacity 6 Segment operating profit ($M)

7 Higher shipments and pricing offset by cost inflation 4Q Financial review 1 Reportable segment sales in 4Q11 exclude $32 million of revenue, principally for the Company’s global equipment sales business. 2 Contractual cost pass-through provisions, primarily related to N. American energy costs, had an immaterial effect on operating profit in 4Q11. 3 Primarily relates to cost inflation. . Reportable Segments Sales (1) Operating Profit Adjusted Net Income ($ Millions) ($ Millions) (Non-GAAP EPS) 4Q10 $1,718 $221 $0.45 Sales volume 74 16 0.07 Price Price 15 15 0.07 Product mix (7) Cost pass-through provision (2) 1 Manufacturing and delivery (3) (55) (0.24) Operating and other costs 5 0.03 Currency translation (15) (1) - Operational 68 (20) (0.07) Retained corporate costs 0.04 Net interest expense 0.02 Noncontrolling interests 0.02 Effective tax rate 0.02 Non-operational - - 0.10 Total reconciling items 68 (20) 0.03 4Q11 $1,786 $201 $0.48

8 Balance sheet, cash flow and capital structure Financial review Highlight of select balance sheet and cash flow items (1) ($M) 1 All information presented is from continuing operations only. 2 Total debt less cash divided by bank credit agreement EBITDA. The FY11 and FY10 ratios were calculated excluding the impact of the discontinued Venezuelan operations. Current bank covenants allow for a maximum ratio of 4.0x. 2012 Outlook Capital allocation priorities Further reduce leverage ratio Australia and Spain restructuring Brazil furnace expansion Pension 2011 discount rate/asset returns increased under-funded valuation Manageable, long-term obligation FY11 FY10 YoY Cash $400 $640 ($240) Debt $4,033 $4,278 ($245) Net debt $3,633 $3,638 ($5) Net debt to EBITDA (2) 2.9x 2.9x - Free Cash Flow $220 $100 $120 Capital expenditures ($285) ($500) $215 Working capital use ($113) ($71) ($42) Under-funded pension ($739) ($530) ($209)

9 Asbestos Review Limited and declining liability Annual Asbestos Payments $M 4 years of declining payments FY11 results FY11 payments down ~5% from FY10 4Q11 charge of $165M 2012 outlook Payments expected to approximate $165M No change in basic fact pattern

FY12 Earnings and Underlying FCF expected to be higher
Business Outlook

Favorable / Unfavorable
Impact on Earnings

Year-over-Year	1Q12 vs 1Q11	FY12 vs FY11	2012 Full Year Comments ($ pre-tax)
Price/Inflation Spread			▪ Price / Product mix: Up ~5% • Up across all regions ▪ Cost inflation: $200 to $230M • Higher commodities - soda ash, energy • Higher labor and benefit costs
Sales Volume			▪ Volume: Flat • EU tonnes shipped expected lower • Other regions flat to up
Other Mfg and Delivery Costs			▪ Lower tonnes produced: ~$40M impact • Temporary downtime in EU • Inventory control
Other Costs[1]			▪ Operating Expenses: down ~$15M ▪ Corporate: up ~$25M ▪ Net interest expense: down ~$20M ▪ ETR ~25%
Underlying Free Cash Flow [2] [2] Management defines underlying free cash flow as cash provided by continuing operating activities less capital spending from continuing operations, plus the addback of capital spending in China for replacement capacity lost due to the closure and potential sale of certain Chinese facilities. Management expects that the proceeds from the sale of these certain facilities should offset most or all of the replacement capacity capital spending in China.			▪ Underlying Free Cash Flow: ~ $250M • Capital expenditures: ~ $350M (underlying) [3] • Working capital: minimal source/use • Restructuring payments: at least ~$50M • Pension contributions: ~$95M • Asbestos payments: ~$165M

(1) Fx: The FY12 outlook excludes the impact of changes in foreign currency translation. If average FY12 exchange rates for the Euro, Brazilian Real, and Australian Dollar remain consistent with year-end 2011 levels, segment operating profit would decline by ~ $45M.

(3) Excludes ~$50M replacement capex in China

10

11 Concluding remarks and Q&A Good progress in 2H11 Operations stabilized Volumes up in all regions Strong free cash flow primarily used for net debt reduction Higher 2012 pricing expected to offset high cost inflation Underlying free cash flow expected to be approximately $250M in 2012 Priorities - lower leverage ratio, Australia and Spain restructuring, and Brazilian brownfield expansion First quarter 2012 earnings dates Press release to be issued after market close Wednesday, April 25, 2012 Earnings conference call Thursday, April 26, 2012 @ 8:30am ET

Appendix

Reconciliation of GAAP to non-GAAP items

$ Millions, except per-share amts	Three months ended December 31				Twelve months ended December 31			
	2011		2010		2011		2010	
	Earnings	EPS	Earnings	EPS	Earnings	EPS	Earnings	EPS
Earnings (loss) from continuing operations attributable to the Company	$ (774)	$ (4.71)	$ (83)	$ (0.51)	$ (511)	$ (3.12)	$ 258	$ 1.55
Items that management considers not representative of ongoing operations consistent with Segment Operating Profit								
• Charge to adjust the carrying value of the Asia Pacific region's goodwill	640	3.86			640	3.86		
• Charges for asbetos related costs	165	1.00	170	1.02	165	1.00	170	1.02
• Acquisition-related fair value inventory adjustments and restructuring, transaction and financing costs			18	0.11			27	0.16
• Charges for restructuring and asset impairment	63	0.38	3	0.02	91	0.54	11	0.07
• Net benefit related to changes in deferred tax valuation allowance and other tax-related items	(15)	(0.09)	(24)	(0.15)	(15)	(0.09)	(24)	(0.15)
• Non-cash tax benefit transferred from other comprehensive income (equity)			(8)	(0.05)			(8)	(0.05)
• Charges for note repurchase premiums and write-off of finance fees					24	0.15		
• Reconciling item for dilution effect[1]		0.04		0.01		0.03		
Adjusted net earnings	$ 79	$ 0.48	$ 76	$ 0.45	$ 394	$ 2.37	$ 434	$ 2.60
Diluted shares outstanding (millions)	165.7		165.8		166.0		167.1	

1) This reconciling item is related to the difference between the calculation of earnings per share for reported net earnings and adjusted net earnings. For reported net earnings, for the three months and full year ending December 31, 2011 and for the three months ended December 31, 2010, diluted earnings per share of common stock were equal to basic earnings per share due to the loss from continuing operations recorded in each period. Diluted shares outstanding were used to calculate adjusted earnings per share for the three months and full years ending December 31, 2011 and December 31, 2010.

13

14 Full Year 2011 Financial review 1 Reportable segment sales in FY11 exclude $92 million of revenue, principally for the Company’s global equipment sales business. 2 Contractual cost pass-through provisions conducted on a monthly or quarterly basis had an immaterial effect on operating profit in FY11. 3 Primarily relates to cost inflation. Reportable Segments Sales (1) Operating Profit Adjusted Net Income ($ Millions) ($ Millions) (Non-GAAP EPS) FY10 $6,596 $964 $2.60 Sales volume 335 75 0.34 Price Price 67 67 0.30 Product mix (41) Cost pass-through provision (2) (1) Manufacturing and delivery (3) (208) (0.92) Operating and other costs (31) (0.12) Currency translation 310 27 0.12 Operational 670 (70) (0.28) Retained corporate costs 0.04 Net interest expense (0.19) Noncontrolling interests 0.07 Effective tax rate 0.13 Non-operational - - 0.05 Total reconciling items 670 (70) (0.23) FY11 $7,266 $894 $2.37

15 Free cash flow (1) Free Cash Flow equals cash provided by continuing operating activities less capital spending from continuing operations. $ Millions Three months ended December 31 Twelve months ended December 31 2011 2010 2011 2010 Net loss $(766) $(405) $(490) $(5) Less: Loss (earnings) from discontinued ops (3) 331 (1) 300 Earnings (loss) from continuing operations (769) (74) (491) 295 Non-cash charges: Depreciation and amortization 109 109 454 410 Asbestos-related costs 165 170 165 170 Restructuring and asset impairment 71 5 112 13 Pension expense 23 19 91 73 Charge for goodwill impairment 641 641 Charge for acquisition-related fair value inventory adjustments 21 26 All other non-cash charges (25) (12) 8 5 Payments and other reconciling items: Asbestos-related payments (68) (65) (170) (179) Restructuring payments (12) (12) (39) (61) Pension payments (16) (15) (59) (23) Change in components of working capital 118 74 (107) (71) Change in non-current assets and liabilities (13) 10 (100) (58) Cash provided by continuing operating activities 224 230 505 600 Additions to PP&E for continuing operations (81) (111) (285) (500) Free Cash Flow (1) $143 $119 $220 $100

16 Future change in pension reporting Effective January 1, 2012 Segment Operating Profit Dollars in millions As Reported Pension change Adjusted As Reported Pension change Adjusted Europe 325 $ 20 $ 345 $ 324 $ 16 $ 340 $ North America 236 (24) 212 275 (24) 251 South America 250 250 224 224 Asia Pacific 83 83 141 3 144 Reportable segment totals 894 (4) 890 964 (5) 959 Items excluded from Segment Operating Profit: Retained corporate costs and other (79) 4 (75) (89) 5 (84) Restructuring and asset impairment (112) (112) (13) (13) Asbestos (165) (165) (32) (32) Goodwill (641) (641) (170) (170) Interest income 11 11 13 13 Interest expense (314) (314) (249) (249) Earnings from continuing operations before income taxes (406) $ - $ (406) $ 424 - - $ - $ 424 $ Year Ended December 31, 2011 Year Ended December 31, 2010

Future change in pension reporting

Effective January 1, 2012

Segment Operating Profit Dollars in millions	Three months ended December 31, 2011			Three months ended September 30, 2011		
	As Reported	Pension change	Adjusted	As Reported	Pension change	Adjusted
Europe	$ 41	5	$ 46	$ 106	5	$ 111
North America	48	(6)	42	73	(6)	67
South America	85		85	67		67
Asia Pacific	27		27	23		23
Reportable segment totals	201	(1)	200	269	(1)	268
Items excluded from Segment Operating Profit:						
Retained corporate costs and other	(28)	1	(27)	(24)	1	(23)
Restructuring and asset impairment	(71)		(71)	(29)		(29)
Charge for asbestos related costs	(165)		(165)			
Charge for goodwill impairment	(641)		(641)			
Interest income	3		3	2		2
Interest expense	(68)		(68)	(70)		(70)
Earnings from continuing operations before income taxes	$ (769)	0	$ (769)	$ 148	0	$ 148

Segment Operating Profit Dollars in millions	Three months ended June 30, 2011			Three months ended March 31, 2011		
	As Reported	Pension change	Adjusted	As Reported	Pension change	Adjusted
Europe	$ 107	5	$ 112	$ 71	5	$ 76
North America	56	(6)	50	59	(6)	53
South America	53		53	45		45
Asia Pacific	9		9	24		24
Reportable segment totals	225	(1)	224	199	(1)	198
Items excluded from Segment Operating Profit:						
Retained corporate costs and other	(14)	1	(13)	(13)	1	(12)
Restructuring and asset impairment	(4)		(4)	(8)		(8)
Charge for asbestos related costs						
Charge for goodwill impairment						
Interest income	3		3	3		3
Interest expense	(100)		(100)	(76)		(76)
Earnings from continuing operations before income taxes	$ 110	0	$ 110	$ 105	0	$ 105

17

Reconciliation of credit agreement EBITDA to net earnings attributable from continuing operations 18 (1) Based on historical EBITDA of acquired entities and for those periods not already included in net income from continuing operations. $ Millions 2011 2010 Earnings (loss) from continuing operations (491) $ 295 $ Interest expense 314 249 Provision for income taxes 85 129 Depreciation 405 369 Amortization of intangibles 17 22 EBITDA 330 1,064 Adjustments in accordance with the Company's bank credit agreement: Asia Pacific goodwill adjustment 641 Charges for asbestos-related costs 170 79 Pro forma EBITDA for acquistions (1) 46 Restructuring and asset impairment 112 13 Other 32 Credit Agreement EBITDA 1,253 $ 1,234 $ Last 12 months ended December 31